Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill Associates, Inc.
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS RECORD FOURTH-QUARTER AND FULL-YEAR 2007 SALES
High-Power Fiber Laser Sales for Materials Processing Applications Continue to Drive Revenue Growth
OXFORD, Mass. — February 28, 2008 — IPG Photonics Corporation (Nasdaq: IPGP), the world leader in high-power fiber lasers and amplifiers, today reported that revenues for the fourth quarter of 2007 increased by 31% to $55.1 million, up from $42.1 million for the fourth quarter of 2006. For the full year, revenues increased 32% to $188.7 million from $143.2 million in 2006. Revenue growth continues to be driven by strong sales of the Company’s fiber lasers used for materials processing applications, which increased by 37% over the fourth quarter of 2006 to $39.4 million.

	Three Months Ended			Year Ended
	December 31,			December 31,
(In millions, except per share data)	2007	2006%	Change	2007	2006%	Change

Revenue	$55.1	$42.1	31%	$188.7	$143.2	32%

Gross margin	42.9%	47.9%		45.0%	44.2%

Operating income	$12.4	$10.6	16%	$46.3	$36.0	29%

Operating margin	22.4%	25.3%		24.6%	25.1%

Net income	$8.3	$16.6	-50%	$29.9	$29.2	2%

Earnings (loss) per diluted share	$0.18	$(0.11)	—	$0.65	$0.26	150%

Adjusted net income*	$8.3	$6.7	25%	$29.9	$23.6	27%

Adjusted earnings per share*	$0.18	$0.17	6%	$0.65	$0.61	7%

*	Adjusted net income and adjusted earnings per share are non-GAAP measures. Please refer to the exhibit to this press release for a reconciliation of adjusted net income and adjusted earnings per share to net income and earnings per share, respectively.
Operating income increased 16% to $12.4 million for the fourth quarter of 2007, up from $10.6 million for the same period in 2006. Net income for the fourth quarter of 2007 was $8.3 million compared with $16.6 million in the fourth quarter of 2006, and earnings per diluted share increased to $0.18 from $(0.11). Results for the fourth quarter of 2006 included a $3.1 million charge related to the change in the fair value of the Company’s previously outstanding series B warrants, as well as a $13.1 million benefit related to the release of a deferred tax valuation allowance. Without these charges and benefits, adjusted net income was $6.7 million and adjusted earnings per diluted share were $0.17 for the fourth quarter of 2006. Adjusted earnings per share excludes the items referenced above, a one-time deemed dividend of $18.3 million related to the beneficial conversion of preferred stock in the Company’s initial public offering in 2006 and accretion relating to preferred stock. Operating expenses for the fourth quarter of 2007 were $11.3 million, or 20% of revenue, compared with $9.5 million, or 23% of revenue, in the fourth quarter of 2006.
For the full year 2007, operating income increased 29% to $46.3 million from $36.0 million for 2006. Net income for the year increased 2% to $29.9 million from $29.2 million, and earnings per diluted share increased

IPGP Q4 Results/2
to $0.65 from $0.26. Results for the full year 2006 included a $7.5 million charge related to the change in the fair value of the Company’s previously outstanding series B warrants, as well as a $13.1 million benefit related to the release of a deferred tax valuation allowance. Without these charges and benefits, adjusted net income was $23.6 million and adjusted earnings per diluted share were $0.61 for the full year 2006, as compared to net income of $29.9 million and earnings per diluted share of $0.65 for the full year 2007.
Cash and cash equivalents were $38.0 million on December 31, 2007, compared to $75.7 million on December 31, 2006, primarily as a result of capital expenditures of $34.3 million and the repayment of $18.2 million of term debt, partially offset by net proceeds from our credit lines of $8.3 million. Short-term investments in marketable securities were $7.0 million.
Comments on the Fourth Quarter
“The marketplace continues to recognize and embrace the benefits of our fiber laser solutions in an increasing number of industries and applications,” said Dr. Valentin Gapontsev, IPG Photonics’ Chief Executive Officer. “This growth resulted in another quarter of record sales. Fiber lasers for materials processing applications continued to drive revenue growth in the quarter, along with seasonally strong sales of fiber laser technology for advanced applications such as test and measurement, instrumentation, remote sensing, scientific R&D and defense. Shipments of fiber lasers into the European Union, particularly Germany and Eastern Europe increased, and we also made significant penetration in China, India, South Korea and Thailand.”
Business Outlook and Financial Guidance
“In 2007, we made further inroads into industries where our advanced fiber laser technology is displacing traditional lasers and other non-laser technologies. We expect this trend to continue into the coming year as new and existing customers adopt our technologies to their specific applications,” said Dr. Gapontsev. “During the year, we also made considerable strides in completing major infrastructure improvements that broaden our geographic reach, increase our capacity and strengthen our position as the only fully integrated manufacturer of fiber lasers. While these investments slightly lowered our margins for the quarter, we believe they are essential to our competitive position and technological leadership and we look forward to capitalizing on these benefits going forward.”
For the first quarter of 2008, IPG Photonics expects revenues in the range of $50 million to $54 million. The Company anticipates earnings per diluted share in the range of $0.14 to $0.18 based on 46,021,000 common shares, which includes 43,820,000 basic common shares outstanding and 2,201,000 potentially dilutive options at December 31, 2007.
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights today, February 28, at 10:00 a.m. ET. The conference call will be webcast live over the Internet and can be accessed on the Investors section of the Company’s website at www.ipgphotonics.com. The conference call can also be accessed by dialing (877) 604-9672 or (719) 325-4881. Interested parties that are unable to listen to the live call may access an archived version of the webcast on IPG’s website.

IPGP Q4 Results/3
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures of adjusted net income and adjusted earnings per share for 2006, in each case excluding the benefit related to the release of the deferred tax valuation allowance and the impact of the fair value adjustment to the series B warrants and preferred stock accretion. The Company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the Company’s core operating results and future prospects and can also help investors who wish to make comparisons between IPG Photonics and other companies. The Company’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of the Company’s competitors. These measures also are used by management in its financial and operational decision-making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Although non-GAAP financial measures used in this release exclude the benefit related to the release of the deferred tax valuation allowance and the accounting treatment of the fair value adjustment to the series B warrants and preferred stock accretion, these non-GAAP measures should not be relied upon independently, as they do not reflect the impact that these items have on the Company’s operating results. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the exhibit to this press release.
About IPG Photonics Corporation
IPG Photonics is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in a wide range of applications such as materials processing, advanced applications, telecommunications and medical applications. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to increasing demand for the Company’s products, growth rates, displacing existing laser technologies, the demand for high-power fiber lasers, achieving strong performance in the first quarter of 2008, and the Company’s revenue and EPS guidance for the first quarter of 2008. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the Company’s ability to penetrate new applications for fiber lasers and increase market share, the rate of acceptance and penetration of IPG’s products, effective management of growth, level of fixed costs from its vertical integration, intellectual property infringement claims and litigation, interruption in supply of key components, contract cancellations, manufacturing risks,

IPGP Q4 Results/4
competitive factors including declining average selling prices, building and expanding field service and support operations, uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company’s products and services and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk factors described in the Company’s Annual Report on Form 10-K (filed with the SEC on March 29, 2007) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
IPGP-G

IPGP Q4 Results/5
IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(in thousands, except per share data)
NET SALES	$55,067	$42,097	$188,677	$143,225
COST OF SALES	31,440	21,948	103,695	79,931

GROSS PROFIT	23,627	20,149	84,982	63,294

OPERATING EXPENSES:
Sales and marketing	2,870	2,111	10,103	6,222
Research and development	2,656	2,230	9,527	6,544
General and administrative	5,749	5,170	19,028	14,522

Total operating expenses	11,275	9,511	38,658	27,288

OPERATING INCOME	12,352	10,638	46,324	36,006

OTHER INCOME (EXPENSE), Net:
Interest (expense) income, net	(37)	(442)	674	(1,493)
Fair value adjustment to Series B Warrants	—	(3,088)	—	(7,444)
Other income, net	267	907	612	1,050

Total other income (expense)	230	(2,623)	1,286	(7,887)

INCOME BEFORE (PROVISION FOR) BENEFIT FROM INCOME TAXES AND MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	12,582	8,015	47,610	28,119
(PROVISION FOR) BENEFIT FROM INCOME TAXES	(3,899)	9,592	(15,522)	2,995
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	(346)	(971)	(2,193)	(1,881)

NET INCOME	$8,337	$16,636	$29,895	$29,233

ACCRETION OF SERIES B PREFERRED STOCK	—	(440)	—	(1,994)
BENEFICIAL CONVERSION FEATURE	—	(18,267)	—	(18,267)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$8,337	$(2,071)	$29,895	$8,972

NET INCOME (LOSS) PER SHARE:
Basic	$0.19	$(0.11)	$0.69	$0.27
Diluted	$0.18	$(0.11)	$0.65	$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	43,820	30,399	43,269	27,896
Diluted	46,021	30,399	45,749	33,005

ADJUSTED EARNINGS PER SHARE*	$0.18	$0.17	$0.65	$0.61
ADJUSTED SHARES OUTSTANDING*	46,021	40,234	45,749	39,091

*	Please refer to the exhibit to this press release for a reconciliation of adjusted earnings per share to earnings per share, respectively.

IPGP Q4 Results/6
IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(in thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,972	$75,667
Marketable securities, at fair value	6,950	—
Accounts receivable, net	33,946	22,353
Inventories, net	60,412	42,162
Income taxes receivable	3,145	80
Prepaid expenses and other current assets	7,071	6,586
Deferred income taxes	6,195	9,591

Total current assets	155,691	156,439
DEFERRED INCOME TAXES	2,795	3,801
PROPERTY, PLANT, AND EQUIPMENT, Net	96,369	67,153
OTHER ASSETS	8,466	5,099

TOTAL	$263,321	$232,492

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line-of-credit facilities	$11,218	$2,603
Current portion of long-term debt	—	8,299
Accounts payable	9,444	7,640
Accrued expenses and other liabilities	13,724	13,940
Income taxes payable	96	8,289

Total current liabilities	34,482	40,771

DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	4,204	232

LONG-TERM DEBT	20,000	30,068

COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	4,455	2,827

STOCKHOLDERS’ EQUITY:
Common stock	4	4
Additional paid-in capital	275,506	271,122
Notes receivable from stockholders	—	(23)
Accumulated deficit	(90,497)	(120,392)
Accumulated other comprehensive income	15,167	7,883

Total stockholders’ equity	200,180	158,594

TOTAL	$263,321	$232,492

IPGP Q4 Results/7
GAAP TO NON-GAAP RECONCILIATION-NET INCOME AND EARNINGS PER SHARE

	December 31,		December 31,
RECONCILIATION OF BASIC EPS TO ADJUSTED EPS - FOR THREE MONTHS ENDED	2007	EPS	2006	EPS
	(in thousands, except per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	43,820		30,399
Weighted average common shares attributable to conversion of preferred stock (1)	—		(1,818)
Total common shares issued upon conversion of preferred stock	—		9,296
Potentially dilutive options	2,201		2,357

Adjusted common equivalent shares outstanding	46,021		40,234

Net income (loss) allocable to common stockholders used to calculate basic EPS	$8,337	$0.19	$(2,071)	$(0.11)
Anti-dilutive and dilutive effect of additional shares on basic EPS		(0.01)		0.06
Accretion of preferred stock	—	—	440	0.01
Beneficial conversion related to preferred stock	—	—	18,267	0.45
Income attributable to preferred stock	—	—	—	—

Net income	8,337	0.18	16,636	0.41

Fair value adjustment to series B warrants	—	—	3,088	0.08
Benefit related to release of deferred tax valuation allowance	—	—	(13,060)	(0.32)

Adjusted net income	$8,337	$0.18	$6,664	$0.17

	December 31,		December 31,
RECONCILIATION OF BASIC EPS TO ADJUSTED EPS - FOR YEAR ENDED	2007	EPS	2006	EPS
	(in thousands, except per share data)
Reconciliation of shares used to calculate adjusted EPS
Weighted average basic shares outstanding	43,269		27,896
Weighted average common shares attributable to conversion of preferred stock (1)	—		(458)
Total common shares issued upon conversion of preferred stock	—		9,296
Potentially dilutive options	2,480		2,357

Adjusted common equivalent shares outstanding	45,749		39,091

Net income allocable to common stockholders used to calculate basic EPS	$29,895	$0.69	$7,877	$0.27
Dilutive effect of additional shares on basic EPS		(0.04)		(0.07)
Accretion of preferred stock	—	—	1,994	0.05
Beneficial conversion related to preferred stock	—	—	18,267	0.47
Income attributable to preferred stock	—	—	1,095	0.03

Net income	29,895	0.65	29,233	0.75

Fair value adjustment to series B warrants	—	—	7,444	0.19
Benefit related to release of deferred tax valuation allowance	—	—	(13,060)	(0.33)

Adjusted net income	$29,895	$0.65	$23,617	$0.61

1.	Weighted average common shares attributable to our preferred stock after conversion in common stock included in weighted average basic shares outstanding.